                                  EXHIBIT 23.1


[LOGO] BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C., CERTIFIED PUBLIC ACCOUNTANTS, High Ridge Commons Suites 400-403 200 Haddonfield Berlin Road Gibbsboro, New Jersey 08026 P: 856-346-2828 F: 856-346-2882


Securities and Exchange Commission
Washington, D.C. 20549

            Consent of Independent Registered Public Accounting Firm

Ladies and Gentlemen:

We consent to the use in this Amendment No. 1 of Registration Statement on form SB-2 of our report dated September 30, 2005, relating to the financial statements of Conolog Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.





                                  /s/ BAGELL, JOSEPHS, LEVINE & COMPANY, LLC

                                      BAGELL, JOSEPHS, LEVINE & COMPANY, LLC


Gibbsboro, New Jersey
October 17, 2005